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                                                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Michaels Stores, Inc. Amended and Restated 1994 Non-Statutory Stock Option Plan of our report dated March 6, 1996, with respect to the consolidated financial statements of Michaels Stores, Inc. included in its Annual Report (Form 10-K) for the year ended January 28, 1996, filed with the Securities and Exchange Commission.


                                       /s/ ERNST & YOUNG LLP
                                       ----------------------------------
                                       Ernst & Young LLP

Dallas, Texas
February 5, 1997